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                                                                    EXHIBIT 10.8

                         SUNBELT AUTOMOTIVE GROUP, INC.

                        1997 & 1998 INCENTIVE STOCK PLAN


     1. PURPOSE OF PLAN. The Sunbelt Automotive Group, Inc. 1997 & 1998 Incentive Stock Plan (the "Plan") is designed to retain directors, executives and selected employees and consultants and reward them for making major contributions to the success of the Company. These objectives are accomplished by making long-term incentive awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the company.

     2.   DEFINITIONS:

     (a)  "Board" - the Board of Directors of the Company.

     (b) "Georgia Securities Laws" - the corporate securities laws of the State of Georgia as amended from time to time.

     (c) "Code" - The Internal Revenue Code of 1986, as amended from time to time.

     (d) "Committee" - The Executive Compensation Committee of the Company's Board, or such other committee of the Board that is designated by the Board to administer the Plan, composed of not less than two (2) members of the Board, all of whom are Non Employee Directors, as contemplated by Rule 16b-3 ("Rule
16b-3") promulgated under the Exchange Act. The foregoing requirement for Non Employee Directors shall not apply prior to the date of the first registration of any of the securities of the Company under the Exchange Act.

     (e) "Company" - Sunbelt Automotive Group, Inc. and its subsidiaries including subsidiaries of subsidiaries.

     (f) "Exchange Act" - The Securities Exchange Act of 1934, as amended from time to time.

     (g) "Fair Market Value" - The fair market value of the Company's issued and outstanding Stock as determined in good faith by the Board or Committee.

     (h) "Grant" - The grant of any form of stock option, stock award, or stock purchase offer, whether granted singly, in combination or in tandem, to a Participant pursuant to such terms conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

     (i) "Grant Agreement" - An agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

     (j)  "Option" - Either an Incentive Stock Option, in accordance with
Section 422 of the Code, or a Non-Qualified Stock Option, to purchase the Company's Stock that may be awarded to a Participant under the Plan. A Participant who receives an award of an Option shall be referred to as an "Optionee."

     (k) "Participant" - A director, officer, employee or consultant of the Company or its subsidiaries to whom an Award has been made under the Plan.
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     (l)  "Restricted Stock" - A Grant of Stock or a Grant of the right to purchase a specified number of shares of Stock pursuant to a written agreement issued under the Plan.

     (m) "Securities Act" - The Securities Act of 1933, as amended from time to time.

     (n) "Stock" - Authorized and issued or unissued shares of common stock of the Company.

     (o) "Stock Award" - A Grant made under the Plan in stock or denominated in units of stock for which the Participant is not obligated to pay additional consideration.

     3.   ADMINISTRATION OF PLAN.

     (a) This Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more directors, each of whom: (i) is a Non Employee Director (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time, and (ii) with respect to any Award that is intended to give rise to "performance based compensation" within the meaning of Section 162(m)(4)(C)(i) of the Code, is an "outside director" within the meaning of
Section 162(m)(4)(c)(i) of the Code. Notwithstanding the foregoing, however, prior to the registration of Stock under Section 12 of the Exchange Act, this Plan may, in the absence of action by the Committee, be administered by the entire Board (subject to any limitations contained in Rule 16b-3 or otherwise).

     (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

           (i) adopt, amend and rescind rules and regulations relating to this Plan;

          (ii) determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

         (iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of shares of stock issuable pursuant thereto;

          (iv) accelerate the exercisability of an Award or extend the period during which an owner of an Award may exercise his or her rights under such Award;

           (v) determine whether, and the extent to which adjustments are required pursuant to Sections 8 and 15 hereof; and

          (vi) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.



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     4.  ELIGIBILITY.

     (a) General. The persons who shall be eligible to receive Grants shall be directors, officers, employees or consultants to the Company or any of its subsidiaries. The term "consultant" shall mean any person, other than an employee, who is engaged by the Company to render services and is compensated for such service. An Optionee may hold more than one Option. Any issuance of a Grant to an officer or director of the Company subsequent to the first registration of any of the securities of the Company under the Exchange Act shall comply with the requirements of Rule 16b-3.

     (b) Incentive Stock Options.

         (i) Incentive Stock Options may only be issued to employees of the Company. Incentive Stock Options may be granted to officers or directors, provided they are also employees of the Company. Payment of a director's fee shall not be sufficient to constitute employment by the Company.

         (ii) The Company shall not grant an Incentive Stock Option under the Plan to any employee if such Grant would result in such employee holding the right to exercise for the first time in any one calendar year, under all Incentive Stock Options granted under the Plan or any other plan maintained by the Company, with respect to shares of Stock having an aggregate fair market value, determined as of the date of the Option is granted, in excess of $100,000.00. Should it be determined that an Incentive Stock Option granted under the Plan exceeds such maximum for any reason other than a failure in good faith to value the Stock subject to such option, the excess portion of such option shall be considered a Non-Qualified Stock Option. To the extent the employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Option as Incentive Stock Options under the Federal tax laws shall be applied on the basis of the order in which such Options are granted. If for any reason an entire Option does not qualify as an Incentive Stock Option by reason of exceeding such maximum, such Option shall be considered a Non-Qualified Stock Option.

     (c) Non-Qualified Stock Option. The provisions of the foregoing Section 4(b) shall not apply to any Option designated as a "Non-Qualified Stock Option" or which sets forth the intention of the parties that the Option be a Non-Qualified Stock Option.

     (d) Stock Awards and Restricted Stock. The provisions of this Section 4 shall not apply to any Non-Qualified Stock Option or Restricted Stock under the Plan.

     5.  AWARDS.

     (a) The Committee, on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of Stock, $.001 par value, of the Company; or (ii) a derivative security (as such terms is defined in Rule 16a-1 promulgated under the Exchange Act with an exercise or conversion privilege at a price related to the Stock or with a value derived from the value of the Stock. The entering into of any such arrangement is referred to herein as the "Grant" of an "Award."

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     (b)  Awards are not restricted to any specific form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible to or redeemable for stock; stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

     (c) Awards may be issued, and Stock may be issued, pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

     (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

          (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Stock or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

              (A) the delivery of cash;

              (B) the delivery of other property deemed acceptable by the Committee;

              (C) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property; or

              (D) a reduction in the amount of Stock or other property otherwise issuable pursuant to such Award.


          (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, continued employment by the Company, a change of control of the Company (as defined by the Committee), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 8 hereof; or

          (iii) a provision required in order for such Award to qualify as an incentive stock option (an "Incentive Stock Option") under Section 422 of the Code; PROVIDED HOWEVER, that no Award issued to any consultant may qualify as an Incentive Stock Option.


     6.  STOCK SUBJECT TO PLAN.

     (a) The stock to be issued upon the exercise of Options shall be shares of authorized but unissued Stock or previously issued shares of Stock reacquired by the Company. The aggregate number of shares of Stock as to which Options may be granted under the Plan at any time shall not exceed 2,250,000 shares, subject to adjustment from time to time in accordance with the provisions of Sections 8 and 15 hereof.

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     (b)    The number of shares of Stock available for grant of Options at any time under the Plan shall be decreased by the sum of (i) the number of shares with respect to which Options have been issued and have not lapsed or been canceled, in each case, prior to such time and (ii) the number of shares issued prior to such time upon exercise of Options.

     7. DURATION OF PLAN. No Awards shall be made under this Plan after January 1, 2008. Although Stock may be issued after January 1, 2008 pursuant to Awards made on or prior to such date, but in no event shall any Stock be issued after December 31, 2017.

     8.     ADJUSTMENTS.

     If the outstanding securities of the class then subject to the Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, of if cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards heretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards heretofore granted under this Plan, and (c) the maximum number of shares of Stock for which Awards may be granted during any one calendar year; PROVIDED, HOWEVER, that no adjustment shall be made to the number of shares of Stock that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of shares of Stock with respect to which Incentive Stock Options may be granted under this Plan to the extent such adjustment would result in such options being treated as other than Incentive Stock Options; PROVIDED, further, that no such adjustment shall be made to the extent the Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to Awards hereunder by causing such compensation to be other than "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

     9.     AMENDMENT AND TERMINATION OF PLAN.

     The Board may amend or terminate this Plan at any time and in any manner subject to the following limitations:

     (a) No such amendment or termination shall deprive the recipient of any Award heretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto; and

     (b) If an amendment to this Plan would (a) increase the maximum number of shares of Stock that may be issued pursuant to (i) all Awards granted under this Plan, (ii) all Incentive Stock Options granted under this Plan, or (iii) Awards granted under this Plan during any calendar year to any one Participant,
(b) change the class of persons eligible to receive Awards under this Plan, (c) otherwise materially increase the benefits hereunder accruing to Participants who are subject to Section 16 of the Exchange Act in a manner not specifically contemplated herein, or (d) affect this Plan's compliance with Rule 16b-3 or applicable provisions of the Code, as amended from time to time, the amendment shall be subject to approval by the Company's shareholders to the extent



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required to comply with Rule 16b-3, Sections 422 and 162(m) of the Code, and other applicable provisions of or rules under the Code, as amended from time to time.

     10. EFFECTIVE DATE OF THE PLAN. This Plan shall be effective as of January 2, 1998, the date upon which it was approved by the Board; PROVIDED, HOWEVER, that no shares of Stock may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held or, in lieu thereof, by action by written consent, in accordance with the laws of the State of Georgia.

     11. EXERCISE PRICE. The Exercise Price per share of Stock covered by Options granted under the Plan shall be established on or prior to the date of grant by the Committee and shall be set forth in the Optionee's Option Agreement. Payment shall be made in full upon exercise of the Option by delivering to the Company at its principal executive offices cash or a certified check, bank draft or money order payable to the order of the Company in the aggregate amount of the Exercise Price, or in accordance with any cashless exercise procedures adopted by the Committee from time to time.

     12. VESTING OF OPTIONS. All Options granted under the Plan shall vest and become exercisable in accordance with vesting schedules established by the Committee at the time of grant.

     13. TERMINATION OF EMPLOYMENT. Each Option will have a ten-year term from the date of grant, subject to earlier termination upon termination of the Optionee's employment, as determined by the Committee in its Grant(s). The Committee may also provide that the Company shall have the right prior to any Initial Public Offering ("IPO") to repurchase any shares of Stock held by an Optionee whose employment has terminated, at such price as shall be established by the Committee at the time of Grant.

     14. TRANSFERABILITY. Options shall not be transferable, except by will or the laws of descent and distribution. During the lifetime of the Optionee, Options shall be exercisable only by the Optionee.

     15.    ADJUSTMENT FOR RECAPITALIZATION; MERGER; ETC.

     The aggregate and maximum number of shares of Stock which may be purchased or acquired pursuant to Options granted hereunder, the number of shares of Stock to which each Option relates and the Exercise Price in respect of such Option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Stock resulting from a stock split or other subdivision or consolidation of shares of Stock or for other capital adjustments or payments of stock dividends or stock distributions or other increases or decreases in the outstanding shares of Stock effected without receipt of consideration in any form permitted under Georgia law. Any adjustment shall be conclusively determined by the Committee.

     Except as otherwise provided in the Optionee's Option Agreement:

            (i) If the Company is the surviving corporation of any merger, reorganization or other business combination with any person or entity (such merger, reorganization or other business combination referred to as a "Merger Event"), the Optionee shall be entitled to receive, with respect to Options, substitute stock options to purchase shares of the surviving corporation on



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such terms and conditions, both as to the number of shares and otherwise, which shall substantially preserve the value, rights and benefits of any Option granted hereunder, as of the date of the execution of the agreement evidencing the Merger Event.

          (ii) If the Company is not the surviving corporation in a Merger Event, the Committee may at its election cause payment to be made to each Optionee, in cash, an amount equal to the excess of the fair market value, on the date of the Merger Event, of the Stock subject to such Optionee's Options (whether vested or unvested, as determined by the Committee) over the Exercise Price of such Options on such date, and all such Options shall be canceled upon receipt by the Optionee of such cash payment, without the need for obtaining the consent of the Optionee. If, upon such a Merger Event, the Committee declines to make such cash payment, the surviving or resulting corporation, as the case may be, or any parent or acquiring corporation thereof, shall, as a condition to the occurrence of the Merger Event, be obligated by the Company to grant substitute options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, which shall substantially preserve (in the discretion of the Committee) the value, rights and benefits of any Option granted hereunder, as of the date of the execution of the agreement evidencing the Merger event.

     Upon receipt by the Optionee of any substituted options in the surviving corporation in any Merger Event, all Options for which substituted options were received shall be canceled.

     The foregoing adjustments and the manner of application of the foregoing provisions, including, without limitation, the issuance of any substitute Options and any determination of the fair market value of the Stock, shall be determined in good faith by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.

     16. RIGHTS AS A STOCKHOLDER. An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by his Option until he shall have become the holder of record of such shares, and he shall not be entitled to any dividends or distributions or other rights in respect of such shares for which the record date is prior to the date on which he shall have become the holder of record thereof.

     17. EMPLOYMENT RIGHTS. Nothing in the Plan or in any Option Agreement entered into hereunder shall confer on any Optionee who is an employee of the Company any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate the Optionee's employment at any time.

     18. TRANSFER RESTRICTIONS. Appropriate legends shall be placed on the stock certificates evidencing shares issued upon exercise of Options to reflect any relevant transfer restrictions.

     19.  MISCELLANEOUS.

     (a) The Company may, in its discretion, require that an Optionee pay to the Company, at the time of exercise, such amount as the Company deems necessary under law to satisfy its obligations to withhold Federal, state, or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

     (b) Anything in the Plan or any Option Agreement entered into pursuant to the Plan to the contrary notwithstanding, if, at any time specified herein or therein for the making of any issue of



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shares of Stock, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either the Company or the Optionee (or the Optionee's personal legal representative or transferee) to take any action in connection with any such shares to be issued, the issue of such shares shall be deferred until such action shall have been taken, provided, however, that the Company shall not be required to take such action.

     (c) The Plan shall be governed by and construed in accordance with the laws of the State of Georgia without reference to the principles of conflicts of law thereof.

     (d) No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.

     (e) Except as otherwise specifically provided for in the relevant plan document, no payment under the Plan or other amount required to be reported as income for Federal income tax purposes shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company.

     (f) The expenses of administering the Plan shall be borne by the Company. The proceeds received by the Company from the exercise of any Options pursuant to the Plan will be used for general corporate purposes.

     (g) Masculine pronouns and other words of masculine gender shall refer to both men and women.

     (h) The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     20.  SPECIAL PROVISIONS FOR INCENTIVE STOCK OPTIONS.

     (a) Incentive Stock Options must be granted within ten (10) years from the date the Plan is adopted, or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

     (b) Incentive Stock Options may not be exercised after the expiration of ten (10) years from the date such Incentive Stock Options are granted.

     (c) The Exercise Price of Incentive Stock Options may not be less than the Fair Market Value of a share of Stock at the time such Incentive Stock Options are granted, as determined by the Committee, or in the case of Optionees who are owners or more than ten percent (10%) of the outstanding Stock, not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock. In such case, Fair Market Value shall be determined in a manner consistent with the rules and regulations under Section 422 of the Code.


     (d) To the extent the aggregate fair market value of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during a calendar year (under all plans of the Company) exceeds $100,000, such Incentive Stock Options shall be treated


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as Non-Qualified Options. For purposes of the preceding sentence, the fair market value of the Stock shall be determined by the Committee at the time the Incentive Stock Options covering such stock are granted.

     (e) No Incentive Stock Options may be granted under the Plan unless the Plan has been approved by the shareholders of the Company within 12 months before or after the date of the Plan's adoption by the Board.

     2.1 INVESTMENT INTENT. All Grants under the Plan are intended to be exempt from registration under the Securities Act provided by Rule 701 thereunder. Unless and until the granting of Options or sale and issuance of Stock subject to the Plan are registered under the Securities Act or shall be exempt pursuant to the rules promulgated thereunder, each Grant under the Plan shall provide that the purchase or other acquisition of Stock thereunder shall be for investment purposes and not with a view to, for the resale in connection with, any distribution thereof. Further, unless the issuance and sale of the Stock have been registered under the Securities Act, each Grant shall provide that no shares shall be purchased upon exercise of the rights under such Grant unless and until (i) all then applicable requirements of state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel, and (ii) if requested to do so by the Company the person exercising the rights under the Grant shall (a) give written assurances as to knowledge and experience of such person (or a representative employed by such person) in financial and business matters and the ability of such person (or representative) to evaluate the merits and risks of exercising the Option, and (b) execute and deliver to the Company a letter of investment intent and/or such other form related to applicable exemptions from registration, all in such form and substance as the Company may require. If shares are issued upon exercise of any rights under a Grant without registration under the Securities Act, subsequent registration of such shares shall relieve the purchaser thereof of any investment restrictions or representations made upon the exercise of such rights.

     22. TAX WITHHOLDING. The Company shall have the right to deduct applicable taxes from any Grant payment and withhold, at the time of delivery or exercise of Options, Stock Awards or Restricted Stock Purchase Offers or vesting of shares under such Grants, an appropriate number of shares for payment for taxes required by law or to take such other action as may be necessary in the opinion of the company to satisfy all obligations for withholding of such taxes. If Stock is issued to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

     23. AVAILABILITY OF INFORMATION. During the term of the Plan and any additional period during which a Grant, made pursuant to the Plan, shall be exercisable, the Company shall make available, not later than one hundred and twenty (120) days following the close of each of its fiscal years, such financial and other information regarding the Company as is required by the bylaws of the Company and applicable law to be furnished in an annual report to the shareholders of the Company.

     24. NOTICE. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the chief personnel officer or to the chief executive officer of the Company, and shall become effective when it is received by the office of the chief personnel officer or the chief executive officer.

     25. INDEMNIFICATION OF BOARD. In addition to such other rights or indemnifications as they may have as directors or otherwise, and to the extent allowed by applicable law, the members of the Board and the Committee shall be indemnified by the Company

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against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any claim, action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a part by reason of any action taken, or failure to act, under or in connection with the Plan or any Grant granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such claim, action, suit or proceeding, except in any case in relation to matters as to which it shall be adjudged in such claim, action, suit or proceeding that such Board or Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or Board proceeding the member involved shall offer the Company, in writing, the opportunity, at his own expense, to handle and defend the same.

     2.6 GOVERNING LAW. The Plan and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the securities law of the United States, shall be governed by the law of the State of Georgia and construed accordingly.

     The foregoing 1997 & 1998 Incentive Stock Plan (consisting of 10 pages, including this page) was duly adopted and approved by the Board of Directors on December 18, 1997, and approved by the Shareholders of the Corporation January 8, 1998.


                              SUNBELT AUTOMOTIVE GROUP, INC.

                              By:
                                 ----------------------------------
                                 STEPHEN C. WHICKER, SECRETARY






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